EXHIBIT 99.1

                                          FOR: Consolidated Graphics, Inc.

                                          CONTACT: Tara Taranto
                                                   Consolidated Graphics, Inc.
                                                   Investor Relations Manager
                                                   (713) 787-0977

                                                   Betsy Brod/Karen Pagonis
                                                   Media: Steve DiMattia
                                                   Morgen-Walke Associates, Inc.
                                                   (212) 850-5600

FOR IMMEDIATE RELEASE


             CONSOLIDATED GRAPHICS ANNOUNCES NEW SOURCING AGREEMENTS

     HOUSTON, TEXAS- October 27, 2000 - Consolidated Graphics, Inc (NYSE:CGX) today announced that it has signed separate, three-year agreements with xpedx, its primary paper merchant, and with NetPrint, a group of eleven affiliated, independent paper merchants.

     Consolidated Graphics, with its extensive geographic coverage and wide range of printing capabilities, has formed these alliances to ensure a consistent, cost effective supply of paper and paper-related products.

     Charles White, President and Chief Operating Officer commented, "These new alliances, combined with our existing paper mill agreements including Westvaco, Consolidated Paper, Sappi, International Paper and Wayerhaeuser, will allow Consolidated Graphics to bring increased value to our customers through improved pricing and product availability."

     Mr. White continued, "Both strategic alliances help to solidify our national sales initiative by streamlining our supply chain and ensuring the lowest possible price on paper without regard to geographic limitations. We will work closely with xpedx and NetPrint to help make the paper distribution and inventory process as efficient as possible, in turn, passing these efficiencies and benefits on to our customers."

     Consolidated Graphics, Inc is the largest sheet-fed commercial printing company in the United States. Through its network of locally managed printing companies in 25 states, the Company produces high-quality, customized printed materials for a broad customer base that includes many of the most recognized companies in the country. Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company's Web site at www.consolidatedgraphics.com.

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Consolidated Graphics Announces New Sourcing Agreements                 Page -2-

     xpedx, an International Paper company with approximately $7.5 billion in annual sales, is a customer-driven distributor of printing paper, packaging supplies and equipment, facility supplies and graphic imaging prepress equipment and supplies. xpedx delivers customer solutions through 120 wholesale distribution centers and 175 stores serving retail customers and small printers.

     NetPrint is the premier member-owned alliance of independent, regional printing paper merchants, marketing printing and imaging papers to the commercial and business printing markets from over 130 local distribution points throughout North America. NetPrint competes in the national account marketplace by offering economies of scale derived from the aggregate size of its member owners while retaining all of the service advantages of being local merchants.

     This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding future sales and profitability assume, among other things, stability and reasonable growth in the economy and in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission.